UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2006

NEXSTAR BROADCASTING GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50478	23-3083125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Lake Carolyn Parkway, Suite 1450

Irving, Texas 75039

(Address of Principal executive offices, including Zip Code)

(972) 373-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 23, 2006, Nexstar Broadcasting Group, Inc. (“Nexstar”) issued a press release to announce that Matthew E. Devine, age 57, is joining Nexstar as Executive Vice President and Chief Financial Officer, effective January 23, 2006. Mr. Devine served as chief executive officer of DG Systems from 1999 to 2003. From 1988 to 1999, Mr. Devine served as chief financial officer of Chancellor Media Corporation and its predecessor company, Evergreen Media Corporation (which he co-founded).

Mr. Devine’s employment will be at -will. He will receive an annual base salary as set forth below and be eligible to receive a discretionary bonus.

Year	Annual Salary
2006	$350,000
2007	$360,000
2008	$370,000
2009	$380,000
2010	$400,000

Mr. Devine will also receive an option to purchase 300,000 shares of Class A common stock of Nexstar which will vest ratably over the next five years, beginning in 2007. He will also receive 30,000 shares (“Bonus Shares”) of Class A common stock of Nexstar as of January 23, 2006, which shall vest monthly in increments of 2,500 shares and fully vest as of the first anniversary of his employment. If Mr. Devine’s employment shall terminate for any reason prior to such first anniversary all unvested portion of the Bonus Shares shall be forfeited and cancelled.

In addition, Mr. Devine will not be allowed to compete with Nexstar and its business during his employment with Nexstar and for a one-year period thereafter.

Item. 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release dated January 23, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXSTAR BROADCASTING GROUP, INC.

/s/ Shirley E. Green
Date: January 23, 2006	Name:	Shirley E. Green
	Title:	Vice President, Finance

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated January 23, 2006

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